As filed with the Securities and Exchange Commission on August 5, 2009.

Registration No. 333-153127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVAGO TECHNOLOGIES LIMITED

(Exact name of registrant as specified in its charter)

Singapore	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Yishun Avenue 7

Singapore 768923

(65) 6755-7888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue NW

Washington, D.C. 20005

Tel: (800) 222-2122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Kaufman Anthony J. Richmond Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	William H. Hinman, Jr. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 Telephone: (650) 251-5000 Facsimile: (650) 251-5002

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary Shares, no par value per share	41,400,000	$15.00	$621,000,000	$28,052

(1)	Includes 5,400,000 ordinary shares that the underwriters have the option to purchase to cover overallotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 7 is being filed for the purpose of filing Exhibits 1.1, 3.1, 5.1, 8.1, 8.2, 23.3 and 23.4 to the Registration Statement (Registration No. 333-153127) and updating the information included in Item 13, and no changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15, 16(b) or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than the underwriting discounts and commissions, payable in connection with the registration of the ordinary shares hereunder. All amounts are estimates except the Securities and Exchange Commission registration fee, the FINRA filing fee and the Nasdaq Stock Market listing fee.

Securities and Exchange Commission registration fee	$28,052
FINRA filing fee	62,600
Nasdaq Stock Market listing fee	145,000
Blue Sky fees and expenses	25,000
Printing and engraving expenses	450,000
Legal fees and expenses	1,500,000
Accounting fees and expenses	800,000
Transfer Agent and Registrar fees	30,000
Advisory fees to sponsors	3,010,000
Miscellaneous expenses	49,348

Total	$6,100,000

Item 14.	Indemnification of Directors and Officers

Subject to the Singapore Companies Act and every other Act for the time being in force concerning companies and affecting the Registrant, the Registrant’s articles of association provides that, subject to the Singapore Companies Act and every other Act for the time being in force concerning companies and affecting the Registrant, every director, managing director, secretary or other officer of the Registrant and its subsidiaries and affiliates shall be entitled to be indemnified by the Registrant against any liability incurred by him in defending any proceedings, civil or criminal, in which judgment is given in his favor; or in which he is acquitted; or in connection with any application under the Singapore Companies Act in which relief is granted to him by the Court.

In addition, no director, managing director, secretary or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by the Registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for the Registrant or for the insufficiency or deficiency of any security upon which any of the moneys of the Registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, default, breach of duty or breach of trust.

Section 172 of the Singapore Companies Act prohibits a company from indemnifying its directors or officers against liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the Registrant. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court.

The Registrant will enter into indemnification agreements with its officers and directors. These indemnification agreements provide the Registrant’s officers and directors with indemnification to the maximum extent permitted by the Singapore Companies Act. The Registrant has also obtained a policy of directors’ and officers’ liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

Item 15.	Recent Sales of Unregistered Securities

Since inception, the Registrant has issued and sold the following unregistered securities:

1. In connection with the SPG Acquisition, on December 1, 2005 the Registrant issued and sold 209,840,063 ordinary shares at a per share price of $5.00 for an aggregate consideration of $1,049 million as follows: 172,096,872 shares to Bali Investments S.àr.l; 22,645,955 shares to Seletar Investments Pte Ltd; and 15,097,236 shares to Geyser Investment Pte. Ltd.

2. In connection with the SPG Acquisition, on December 1, 2005 the Registrant issued and sold 250,000 redeemable convertible preference shares at a per share price of $1,000 for an aggregate consideration of $250 million as follows: 205,033 shares to Bali Investments S.àr.l; 26,980 shares to Seletar Investments Pte Ltd; and 17,987 shares to Geyser Investment Pte. Ltd.

3. In January 2006, the Registrant redeemed 248,848 of the redeemable convertible preference shares held by the investors for $250 million at a per share price of $1,000 plus dividends at 3% per year payable up to the redemption date. The investors holding the remaining 1,152 redeemable convertible preference shares exchanged them for 230,400 ordinary shares (each redeemable convertible preference share was valued at $1,000 and each ordinary share was valued at $5.00) as follows: 189,000 ordinary shares issued to Bali Investments S.àr.l; 24,800 ordinary shares issued to Seletar Investments Pte Ltd; and 16,600 ordinary shares issued to Geyser Investment Pte. Ltd. In addition, the Registrant issued and sold an additional 1,500 ordinary shares at a per share price of $5.00 for an aggregate consideration of $7,500 as follows: 1,230 shares to Bali Investments S.àr.l; 162 shares to Seletar Investments Pte Ltd; and 108 shares to Geyser Investment Pte. Ltd.

4. Bali Investments S.àr.l subscribed for an additional 389,300 ordinary shares on February 3, 2006, at a per share price of $5.00 for an aggregate consideration of $2 million.

5. On February 3, 2006, the Registrant granted Capstone Equity Investors LLC an option to purchase 800,000 ordinary shares with an exercise price of $5.00 per share.

6. Since the Registrant’s inception through May 3, 2009, the Registrant has granted non-qualified stock options and rights to purchase an aggregate of 38,690,593 ordinary shares of Registrant at exercise prices ranging from $1.25 to $10.68 per share to 2,151 employees, consultants and directors of the Registrant and its subsidiaries under the Registrant’s Amended and Restated Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries and Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries. Since the Registrant’s inception through May 3, 2009, the Registrant had issued and sold an aggregate of 4,946,029 ordinary shares to the officers, employees and directors of the Registrant and its subsidiaries at prices ranging from $1.25 to $10.68 per share, including 1,106,666 ordinary shares pursuant to the exercise of non-qualified stock options and 3,839,363 ordinary shares pursuant to exercises of share purchase rights granted under the Registrant’s equity plans referenced above.

The issuance of securities described above in paragraphs (1) through (5) were exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, in reliance on

Section 4(2) of the Securities Act and Regulation D promulgated thereunder, since they were transactions by an issuer not involving any public offering. The issuance of securities described above in paragraph (6) was exempt from registration under the Securities Act, in reliance on Rule 701 and Regulation S of the Securities Act, pursuant to compensatory benefit plans or agreements approved by the Registrant’s board of directors and shareholders.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

2.1#	Asset Purchase Agreement, dated August 14, 2005, between Agilent Technologies, Inc. and Argos Acquisition Pte. Ltd. (incorporated herein by reference to the Exhibits filed with Agilent Technologies, Inc. Current Report on Form 8-K dated August 12, 2005 and filed August 15, 2005 (Commission File No. 001-15405)).

2.2#†	Amendment No. 1 to the Asset Purchase Agreement, dated November 30, 2005, between Agilent Technologies, Inc. and Avago Technologies Limited.

2.3#	Amendment No. 2 to the Asset Purchase Agreement, dated December 29, 2006, between Agilent Technologies, Inc. and Avago Technologies Limited (previously filed as Exhibit 10.58 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.4#	Purchase and Sale Agreement, dated October 28, 2005, among Avago Technologies Pte. Limited, Avago Technologies Storage Holding (Labuan) Corporation, other sellers, PMC-Sierra, Inc. and Palau Acquisition Corporation (“PMC Purchase and Sale Agreement”) (previously filed as Exhibit 10.43 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.5	Amendment to PMC Purchase and Sale Agreement, dated March 1, 2006.(1)

2.6#	Purchase and Sale Agreement, dated February 17, 2006, among Avago Technologies Limited, Avago Technologies Imaging Holding (Labuan) Corporation, other sellers, Marvell Technology Group Ltd. and Marvell International Technology Ltd. (“Marvell Purchase and Sale Agreement”) (previously filed as Exhibit 10.45 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.7	Amendment No. 1 to Marvell Purchase and Sale Agreement, dated April 11, 2006 (previously filed as Exhibit 10.46 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.8#†	Purchase and Sale Agreement, dated November 17, 2006, by and among Avago Technologies Limited, Avago Technologies Imaging Holding (Labuan) Corporation, Avago Technologies Sensor (U.S.A.) Inc., other sellers and Micron Technology, Inc.

2.9#†	Asset Purchase Agreement, dated October 31, 2007, by and among Avago Technologies Limited, Avago Technologies General IP (Singapore) Pte. Ltd., other sellers and Lite-On Technology Corporation (“Lite-On Asset Purchase Agreement”).

Exhibit No.	Description

2.10#†	Amendment No. 1 to Lite-On Asset Purchase Agreement and Non-Competition Agreement, dated January 8, 2008.

2.11†	Amendment No. 2 to Lite-On Asset Purchase Agreement, dated January 21, 2009.

2.12#†	Asset Purchase Agreement, dated June 25, 2008, by and among Avago Technologies GmbH, Avago Technologies International Sales Pte. Ltd., Avago Technologies Wireless IP (Singapore) Pte. Ltd., Avago Technologies Finance Pte. Ltd. and Infineon Technologies AG.

3.1	Memorandum and Articles of Association.

3.2†	Form of Memorandum and Articles of Association to be in effect on or before the closing of this offering.

4.1†	Form of Specimen Share Certificate for Registrant’s Ordinary Shares.

4.2	Amended and Restated Shareholder Agreement, dated February 3, 2006, Avago Technologies Limited, Silver Lake Partners II Cayman, L.P., Silver Lake Technology Investors II Cayman, L.P., Integral Capital Partners VII, L.P., KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund, Limited Partnership, KKR European Fund II, Limited Partnership, KKR Partners (International), Limited Partnership, Capstone Equity Investors LLC, Avago Investment Partners, Limited Partnership, Bali Investments S.àr.l., Seletar Investments Pte Ltd, Geyser Investment Pte. Ltd. and certain other Persons.(1)

4.3†	Form of Second Amended and Restated Shareholder Agreement.

4.4	Registration Rights Agreement, dated December 1, 2005, among Avago Technologies Limited, Silver Lake Partners II Cayman, L.P., Silver Lake Technology Investors II Cayman, L.P., Integral Capital Partners VII, L.P., KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund, Limited Partnership, KKR European Fund II, Limited Partnership, KKR Partners (International), Limited Partnership, Capstone Equity Investors LLC, Avago Investment Partners, Limited Partnership, Bali Investments S.àr.l., Seletar Investments Pte Ltd, Geyser Investment Pte. Ltd. and certain other Persons.(1)

4.5†	Amendment to Registration Rights Agreement, dated August 21, 2008.

4.6†	Share Option Agreement, dated February 3, 2006, between Avago Technologies Limited and Capstone Equity Investors LLC.

5.1	Opinion of WongPartnership LLP.

8.1	Opinion of Latham & Watkins LLP.

8.2	Opinion of WongPartnership LLP.

10.1†	Indenture, dated December 1, 2005, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.2†	Indenture, dated December 1, 2005, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

Exhibit No.	Description

10.3†	Sublease Agreement, dated December 1, 2005, between Agilent Technologies Singapore Pte. Ltd. and Avago Technologies Manufacturing (Singapore) Pte. Ltd., relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.

10.4	Lease No. I/33183P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 1935X of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49501Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

10.5	Lease No. I/31607P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 1937C of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49499Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

10.6	Lease No. I/33182P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 2134N of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49500Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

10.7	Lease No. I/33160P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 1975P of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49502Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

10.8†	Tenancy Agreement, dated October 24, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.9†	Supplemental Agreement to Tenancy Agreement, dated December 1, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.10†	Subdivision and Use Agreement, dated December 1, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.11†	Sale and Purchase Agreement, dated December 1, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.12†	Lease Agreement, dated December 1, 2005, between Agilent Technologies, Inc. and Avago Technologies U.S. Inc., relating to Avago’s facility at 350 West Trimble Road, San Jose, California 95131.

10.13†	First Amendment to Lease Agreement (Building 90) and Service Level Agreement, dated January 10, 2007, between Avago Technologies U.S. Inc. and Lumileds Lighting B.V. relating to Avago’s facilities at 350 West Trimble Road, San Jose, California 95131.

Exhibit No.	Description

10.14†	Credit Agreement, dated December 1, 2005, among Avago Technologies Finance Pte. Ltd., Avago Technologies Finance S.àr.l., Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Avago Technologies U.S. Inc., as borrowers, Avago Technologies Holding Pte. Ltd., each lender from time to time parties thereto, Citicorp International Limited (Hong Kong), as Asian Administrative Agent, Citicorp North America, Inc., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Lead Bookrunner, Lehman Brothers Inc., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, and Credit Suisse, as Documentation Agent (“Credit Agreement”).

10.15†	Amendment No. 1 to Credit Agreement, dated December 23, 2005.

10.16†	Amendment No. 2, Consent and Waiver under Credit Agreement, dated April 16, 2006.

10.17†	Amendment No. 3 to Credit Agreement, dated October 8, 2007.

10.18+†	Form of 2009 Equity Incentive Award Plan.

10.19+†	Avago Performance Bonus Plan.

10.20+	Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries (Amended and Restated Effective as of February 25, 2008).(5)

10.21+	Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries (Amended and Restated Effective as of February 25, 2008).(5)

10.22+†	Form of Management Shareholders Agreement.

10.23+†	Form of Nonqualified Share Option Agreement Under the Amended and Restated Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries for U.S. employees.

10.24+†	Form of Nonqualified Share Option Agreement Under the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries for employees in Singapore.

10.25+†	Form of Nonqualified Share Option Agreement Under the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries for U.S. employees granted rollover options.

10.26+†	Form of Nonqualified Share Option Agreement Under the Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries for U.S. non-employee directors.

10.27+	Form of Nonqualified Share Option Agreement Under the Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries for non-employee directors in Singapore.(1)

10.28+†	Amended and Restated Offer Letter Agreement, dated July 17, 2009, between Avago Technologies Limited and Hock E. Tan.

10.29+	Severance Benefits Agreement, dated June 14, 2006, between Avago Technologies Limited and Mercedes Johnson.(1)

10.30+	Separation Agreement, dated as of January 31, 2007, between Avago Technologies Limited and Dick M. Chang.(4)

Exhibit No.	Description

10.31+	Separation Agreement, dated August 16, 2007, between Avago Technologies Limited and James Stewart.(5)

10.32+†	Amended and Restated Employment Agreement, dated July 17, 2009, between Avago Technologies U.S. Inc. and Fariba Danesh.

10.33+†	Amended and Restated Employment Agreement, dated July 17, 2009, between Avago Technologies U.S. Inc. and Bryan Ingram.

10.34+	Offer Letter Agreement, dated March 20, 2007, between Avago Technologies and Patricia H. McCall.(5)

10.35+	Offer Letter Agreement, dated November 7, 2005, between Avago Technologies (Malaysia) Sdn. Bhd. and Bian-Ee Tan, and Extension of Employment Letter Agreement, dated October 10, 2006, between Avago Technologies (Malaysia) Sdn. Bhd. and Bian-Ee Tan.(5)

10.36+	Offer Letter Agreement, dated July 4, 2008, between Avago Technologies and Douglas R. Bettinger.(6)

10.37+†	Separation Agreement, dated August 11, 2008, between Avago Technologies Limited and Mercedes Johnson.

10.38+	Form of indemnification agreement between Avago and each of its directors.(5)

10.39+	Form of indemnification agreement between Avago and each of its officers.(5)

10.40	Advisory Agreement, dated December 1, 2005, among Avago Technologies Limited, Avago Technologies International Sales Pte. Limited, Kohlberg Kravis Roberts & Co., L.P. and Silver Lake Management Company, LLC.(1)

10.41†	Form of Termination Notice for the Advisory Agreement.

10.42	Ft. Collins Supply Agreement, dated October 28, 2005 between Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Palau Acquisition Corporation.(9)

10.43†	Statement of Work, dated January 27, 2006, between KKR Capstone and Avago Technologies.

10.44	Supplemental Indenture No. 1, dated April 11, 2006, among Avago Technologies Sensor IP Pte. Ltd., Avago Technologies Sensor (U.S.A.) Inc. and The Bank of New York, as Trustee, relating to the 10 1/8% Senior Notes and Senior Floating Rate Notes.(1)

10.45	Supplemental Indenture No. 1, dated April 11, 2006, among Avago Technologies Sensor IP Pte. Ltd., Avago Technologies Sensor (U.S.A.) Inc. and The Bank of New York, as Trustee, relating to the 11 7/8% Senior Subordinated Notes.(1)

10.46	Supplemental Indenture No. 2, dated January 3, 2007, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors signatory thereto and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.(3)

10.47	Supplemental Indenture No. 2, dated January 3, 2007, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors signatory thereto and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.(3)

Exhibit No.	Description

10.48†	Supplemental Indenture No. 3, dated June 15, 2007, between Einhundertsechsundneunzigste Verwaltungsgesellschaft Dammtor mbH (renamed Avago Technologies Fiber GmbH) and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.49†	Supplemental Indenture No. 3, dated June 15, 2007, between Einhundertsechsundneunzigste Verwaltungsgesellschaft Dammtor mbH (renamed Avago Technologies Fiber GmbH) and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

10.50†	Supplemental Indenture No. 4, dated December 13, 2007, among Avago Technologies General Hungary Vagyonkezelö Kft, Avago Technologies Wireless Hungary Vagyonkezelö Kft and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.51†	Supplemental Indenture No. 4, dated December 13, 2007, among Avago Technologies General Hungary Vagyonkezelö Kft, Avago Technologies Wireless Hungary Vagyonkezelö Kft and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

10.52†	Supplemental Indenture No. 5, dated February 28, 2008, between Avago Technologies Trading Ltd and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.53†	Supplemental Indenture No. 5, dated February 28, 2008, between Avago Technologies Trading Ltd and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

10.54^†	Distribution Agreement, dated March 26, 2008, between Avago Technologies International Sales Pte. Limited and Arrow Electronics, Inc.

10.55†	Collective Agreement, dated November 2, 2007, between Avago Technologies Limited (and its Singapore subsidiaries) and United Workers of Electronic & Electrical Industries.

10.56+	Severance Benefits Agreement, dated December 3, 2008, between Avago Technologies Limited and Patricia H. McCall.(7)

10.57+	Offer Letter Agreement, dated December 5, 2008, between Avago Technologies Limited and B.C. Ooi.(7)

10.58+	Employment Separation Agreement, dated April 7, 2009, between Avago Technologies Limited and Bian-Ee Tan.(8)

10.59+†	Deferred Compensation Plan.

10.60+†	Avago Performance Bonus Plan, effective November 1, 2008.

10.61+†	Form of Option Agreement Under Avago Technologies Limited 2009 Equity Incentive Award Plan.

10.62+†	Form of Amendment to the Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries.

10.63+†	Form of Employee Share Purchase Plan.

21.1†	List of Subsidiaries.

23.1†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

Exhibit No.	Description

23.2†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of WongPartnership LLP (included in Exhibit 5.1 and Exhibit 8.2).

23.4	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

24.1†	Power of Attorney (see page II-9 of the original filing of this Form S-1).

24.2†	Power of Attorney (see page II-11 of Amendment No. 2 to this Form S-1).

Notes:

(1)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Registration Statement on Form F-4 (File No. 333-137664) filed on September 29, 2006 and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Registration Statement on Form F-4 (File No. 333-137664) filed on November 15, 2006 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Registration Statement on Form F-4 (File No. 333-137664) filed on January 8, 2007 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on February 6, 2007 and incorporated herein by reference.

(5)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Amendment No. 1 to Annual Report on Form 20-F/A (File No. 333-137664) filed on February 27, 2008 and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on July 16, 2008 and incorporated herein by reference.

(7)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on March 5, 2009 and incorporated herein by reference.

(8)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on April 10, 2009 and incorporated herein by reference.

(9)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Amendment No. 1 to Annual Report on Form 20-F/A (File No. 333-137664) filed on June 16, 2009 and incorporated herein by reference.

+	Indicates a management contract or compensatory plan or arrangement.

†	Previously filed.

#	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Avago Technologies hereby undertakes to furnish supplementally copies of any omitted schedules upon request by the SEC.

^	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.

(b)	Financial Statement Schedule

	Balance at Beginning of Period	Charged/ Credited to Net Income/(Loss)	Charges Utilized/ Write-offs	Balance at End of Period
	(in millions)
Accounts receivable allowances(1)
Year ended October 31, 2006	$—	$116	$(93)	$23
Year ended October 31, 2007	23	120	(123)	20
Year ended November 2, 2008	20	124	(125)	19

Tax valuation allowance
Year ended October 31, 2006	$—	$16	$—	$16
Year ended October 31, 2007	16	37	(2)	51
Year ended November 2, 2008	51	5	(25)	31

(1)	Accounts receivable allowances include allowance for doubtful accounts, sales returns and distributor credits.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes that:

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(a) The Registrant will provide to the underwriters at the closing as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(c) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 7 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 5th day of August, 2009.

AVAGO TECHNOLOGIES LIMITED

By:	/S/ PATRICIA H. MCCALL
Name:	Patricia H. McCall
Title:	Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 7 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and dates indicated.

Signature	Title	Date

* Hock E. Tan	President and Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2009

* Douglas R. Bettinger	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2009

* Dick M. Chang	Chairman of the Board of Directors	August 5, 2009

Adam H. Clammer	Director

* James A. Davidson	Director	August 5, 2009

* James Diller	Director	August 5, 2009

* James H. Greene, Jr.	Director	August 5, 2009

* Kenneth Y. Hao	Director	August 5, 2009

* John R. Joyce	Director	August 5, 2009

* David M. Kerko	Director	August 5, 2009

* Justine Lien	Director	August 5, 2009

Signature	Title	Date

* Donald Macleod	Director	August 5, 2009

* Bock Seng Tan	Director	August 5, 2009

* Douglas R. Bettinger	Authorized Representative in the United States	August 5, 2009

* By:	/S/ PATRICIA H. MCCALL
Patricia H. McCall Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

2.1#	Asset Purchase Agreement, dated August 14, 2005, between Agilent Technologies, Inc. and Argos Acquisition Pte. Ltd. (incorporated herein by reference to the Exhibits filed with Agilent Technologies, Inc. Current Report on Form 8-K dated August 12, 2005 and filed August 15, 2005 (Commission File No. 001-15405)).

2.2#†	Amendment No. 1 to the Asset Purchase Agreement, dated November 30, 2005, between Agilent Technologies, Inc. and Avago Technologies Limited.

2.3#	Amendment No. 2 to the Asset Purchase Agreement, dated December 29, 2006, between Agilent Technologies, Inc. and Avago Technologies Limited (previously filed as Exhibit 10.58 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.4#	Purchase and Sale Agreement, dated October 28, 2005, among Avago Technologies Pte. Limited, Avago Technologies Storage Holding (Labuan) Corporation, other sellers, PMC-Sierra, Inc. and Palau Acquisition Corporation (“PMC Purchase and Sale Agreement”) (previously filed as Exhibit 10.43 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.5	Amendment to PMC Purchase and Sale Agreement, dated March 1, 2006.(1)

2.6#	Purchase and Sale Agreement, dated February 17, 2006, among Avago Technologies Limited, Avago Technologies Imaging Holding (Labuan) Corporation, other sellers, Marvell Technology Group Ltd. and Marvell International Technology Ltd. (“Marvell Purchase and Sale Agreement”) (previously filed as Exhibit 10.45 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.7	Amendment No. 1 to Marvell Purchase and Sale Agreement, dated April 11, 2006 (previously filed as Exhibit 10.46 to Avago Technologies Limited Amendment No. 1 to Registration Statement on Form S-1 filed October 1, 2008 (Commission File No. 333-153127)).

2.8#†	Purchase and Sale Agreement, dated November 17, 2006, by and among Avago Technologies Limited, Avago Technologies Imaging Holding (Labuan) Corporation, Avago Technologies Sensor (U.S.A.) Inc., other sellers and Micron Technology, Inc.

2.9#†	Asset Purchase Agreement, dated October 31, 2007, by and among Avago Technologies Limited, Avago Technologies General IP (Singapore) Pte. Ltd., other sellers and Lite-On Technology Corporation (“Lite-On Asset Purchase Agreement”).

2.10#†	Amendment No. 1 to Lite-On Asset Purchase Agreement and Non-Competition Agreement, dated January 8, 2008.

2.11†	Amendment No. 2 to Lite-On Asset Purchase Agreement, dated January 21, 2009.

2.12#†	Asset Purchase Agreement, dated June 25, 2008, by and among Avago Technologies GmbH, Avago Technologies International Sales Pte. Ltd., Avago Technologies Wireless IP (Singapore) Pte. Ltd., Avago Technologies Finance Pte. Ltd. and Infineon Technologies AG.

3.1	Memorandum and Articles of Association.

3.2†	Form of Memorandum and Articles of Association to be in effect on or before the closing of this offering.

Exhibit No.	Description

4.1†	Form of Specimen Share Certificate for Registrant’s Ordinary Shares.

4.2	Amended and Restated Shareholder Agreement, dated February 3, 2006, Avago Technologies Limited, Silver Lake Partners II Cayman, L.P., Silver Lake Technology Investors II Cayman, L.P., Integral Capital Partners VII, L.P., KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund, Limited Partnership, KKR European Fund II, Limited Partnership, KKR Partners (International), Limited Partnership, Capstone Equity Investors LLC, Avago Investment Partners, Limited Partnership, Bali Investments S.àr.l., Seletar Investments Pte Ltd, Geyser Investment Pte. Ltd. and certain other Persons.(1)

4.3†	Form of Second Amended and Restated Shareholder Agreement.

4.4	Registration Rights Agreement, dated December 1, 2005, among Avago Technologies Limited, Silver Lake Partners II Cayman, L.P., Silver Lake Technology Investors II Cayman, L.P., Integral Capital Partners VII, L.P., KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund, Limited Partnership, KKR European Fund II, Limited Partnership, KKR Partners (International), Limited Partnership, Capstone Equity Investors LLC, Avago Investment Partners, Limited Partnership, Bali Investments S.àr.l., Seletar Investments Pte Ltd, Geyser Investment Pte. Ltd. and certain other Persons.(1)

4.5†	Amendment to Registration Rights Agreement, dated August 21, 2008.

4.6†	Share Option Agreement, dated February 3, 2006, between Avago Technologies Limited and Capstone Equity Investors LLC.

5.1	Opinion of WongPartnership LLP.

8.1	Opinion of Latham & Watkins LLP.

8.2	Opinion of WongPartnership LLP.

10.1†	Indenture, dated December 1, 2005, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.2†	Indenture, dated December 1, 2005, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

10.3†	Sublease Agreement, dated December 1, 2005, between Agilent Technologies Singapore Pte. Ltd. and Avago Technologies Manufacturing (Singapore) Pte. Ltd., relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.

10.4	Lease No. I/33183P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 1935X of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49501Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

10.5	Lease No. I/31607P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 1937C of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49499Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

Exhibit No.	Description

10.6	Lease No. I/33182P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 2134N of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49500Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

10.7	Lease No. I/33160P issued by Singapore Housing and Development Board to Compaq Asia Pte Ltd in respect of the land and structures comprised in Lot 1975P of Mukim 19, dated September 26, 2000, and includes the Variation of Lease I/49502Q registered January 15, 2002, relating to Avago’s facility at 1 Yishun Avenue 7, Singapore 768923.(2)

10.8†	Tenancy Agreement, dated October 24, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.9†	Supplemental Agreement to Tenancy Agreement, dated December 1, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.10†	Subdivision and Use Agreement, dated December 1, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.11†	Sale and Purchase Agreement, dated December 1, 2005, between Agilent Technologies (Malaysia) Sdn. Bhd. and Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), relating to Avago’s facility at Bayan Lepas Free Industrial Zone, 11900 Penang, Malaysia.

10.12†	Lease Agreement, dated December 1, 2005, between Agilent Technologies, Inc. and Avago Technologies U.S. Inc., relating to Avago’s facility at 350 West Trimble Road, San Jose, California 95131.

10.13†	First Amendment to Lease Agreement (Building 90) and Service Level Agreement, dated January 10, 2007, between Avago Technologies U.S. Inc. and Lumileds Lighting B.V. relating to Avago’s facilities at 350 West Trimble Road, San Jose, California 95131.

10.14†	Credit Agreement, dated December 1, 2005, among Avago Technologies Finance Pte. Ltd., Avago Technologies Finance S.àr.l., Avago Technologies (Malaysia) Sdn. Bhd. (f/k/a Jumbo Portfolio Sdn. Bhd.), Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Avago Technologies U.S. Inc., as borrowers, Avago Technologies Holding Pte. Ltd., each lender from time to time parties thereto, Citicorp International Limited (Hong Kong), as Asian Administrative Agent, Citicorp North America, Inc., as Tranche B-1 Term Loan Administrative Agent and as Collateral Agent, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Lead Bookrunner, Lehman Brothers Inc., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, and Credit Suisse, as Documentation Agent (“Credit Agreement”).

10.15†	Amendment No. 1 to Credit Agreement, dated December 23, 2005.

10.16†	Amendment No. 2, Consent and Waiver under Credit Agreement, dated April 16, 2006.

10.17†	Amendment No. 3 to Credit Agreement, dated October 8, 2007.

Exhibit No.	Description

10.18+†	Form of 2009 Equity Incentive Award Plan.

10.19+†	Avago Performance Bonus Plan.

10.20+	Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries (Amended and Restated Effective as of February 25, 2008).(5)

10.21+	Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries (Amended and Restated Effective as of February 25, 2008).(5)

10.22+†	Form of Management Shareholders Agreement.

10.23+†	Form of Nonqualified Share Option Agreement Under the Amended and Restated Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries for U.S. employees.

10.24+†	Form of Nonqualified Share Option Agreement Under the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries for employees in Singapore.

10.25+†	Form of Nonqualified Share Option Agreement Under the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries for U.S. employees granted rollover options.

10.26+†	Form of Nonqualified Share Option Agreement Under the Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries for U.S. non-employee directors.

10.27+	Form of Nonqualified Share Option Agreement Under the Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries for non-employee directors in Singapore.(1)

10.28+†	Amended and Restated Offer Letter Agreement, dated July 17, 2009, between Avago Technologies Limited and Hock E. Tan.

10.29+	Severance Benefits Agreement, dated June 14, 2006, between Avago Technologies Limited and Mercedes Johnson.(1)

10.30+	Separation Agreement, dated as of January 31, 2007, between Avago Technologies Limited and Dick M. Chang.(4)

10.31+	Separation Agreement, dated August 16, 2007, between Avago Technologies Limited and James Stewart.(5)

10.32+†	Amended and Restated Employment Agreement, dated July 17, 2009, between Avago Technologies U.S. Inc. and Fariba Danesh.

10.33+†	Amended and Restated Employment Agreement, dated July 17, 2009, between Avago Technologies U.S. Inc. and Bryan Ingram.

10.34+	Offer Letter Agreement, dated March 20, 2007, between Avago Technologies and Patricia H. McCall.(5)

10.35+	Offer Letter Agreement, dated November 7, 2005, between Avago Technologies (Malaysia) Sdn. Bhd. and Bian-Ee Tan, and Extension of Employment Letter Agreement, dated October 10, 2006, between Avago Technologies (Malaysia) Sdn. Bhd. and Bian-Ee Tan.(5)

Exhibit No.	Description

10.36+	Offer Letter Agreement, dated July 4, 2008, between Avago Technologies and Douglas R. Bettinger.(6)

10.37+†	Separation Agreement, dated August 11, 2008, between Avago Technologies Limited and Mercedes Johnson.

10.38+	Form of indemnification agreement between Avago and each of its directors.(5)

10.39+	Form of indemnification agreement between Avago and each of its officers.(5)

10.40	Advisory Agreement, dated December 1, 2005, among Avago Technologies Limited, Avago Technologies International Sales Pte. Limited, Kohlberg Kravis Roberts & Co., L.P. and Silver Lake Management Company, LLC.(1)

10.41†	Form of Termination Notice for the Advisory Agreement.

10.42	Ft. Collins Supply Agreement, dated October 28, 2005 between Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and Palau Acquisition Corporation.(9)

10.43†	Statement of Work, dated January 27, 2006, between KKR Capstone and Avago Technologies.

10.44	Supplemental Indenture No. 1, dated April 11, 2006, among Avago Technologies Sensor IP Pte. Ltd., Avago Technologies Sensor (U.S.A.) Inc. and The Bank of New York, as Trustee, relating to the 10 1/8% Senior Notes and Senior Floating Rate Notes.(1)

10.45	Supplemental Indenture No. 1, dated April 11, 2006, among Avago Technologies Sensor IP Pte. Ltd., Avago Technologies Sensor (U.S.A.) Inc. and The Bank of New York, as Trustee, relating to the 11 7/8% Senior Subordinated Notes.(1)

10.46	Supplemental Indenture No. 2, dated January 3, 2007, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors signatory thereto and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.(3)

10.47	Supplemental Indenture No. 2, dated January 3, 2007, among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc., Avago Technologies Wireless (U.S.A.) Manufacturing Inc., Guarantors signatory thereto and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.(3)

10.48†	Supplemental Indenture No. 3, dated June 15, 2007, between Einhundertsechsundneunzigste Verwaltungsgesellschaft Dammtor mbH (renamed Avago Technologies Fiber GmbH) and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.49†	Supplemental Indenture No. 3, dated June 15, 2007, between Einhundertsechsundneunzigste Verwaltungsgesellschaft Dammtor mbH (renamed Avago Technologies Fiber GmbH) and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

10.50†	Supplemental Indenture No. 4, dated December 13, 2007, among Avago Technologies General Hungary Vagyonkezelö Kft, Avago Technologies Wireless Hungary Vagyonkezelö Kft and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.51†	Supplemental Indenture No. 4, dated December 13, 2007, among Avago Technologies General Hungary Vagyonkezelö Kft, Avago Technologies Wireless Hungary Vagyonkezelö Kft and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

Exhibit No.	Description

10.52†	Supplemental Indenture No. 5, dated February 28, 2008, between Avago Technologies Trading Ltd and The Bank of New York, as Trustee, governing the 10 1/8% Senior Notes and Senior Floating Rate Notes.

10.53†	Supplemental Indenture No. 5, dated February 28, 2008, between Avago Technologies Trading Ltd and The Bank of New York, as Trustee, governing the 11 7/8% Senior Subordinated Notes.

10.54^†	Distribution Agreement, dated March 26, 2008, between Avago Technologies International Sales Pte. Limited and Arrow Electronics, Inc.

10.55†	Collective Agreement, dated November 2, 2007, between Avago Technologies Limited (and its Singapore subsidiaries) and United Workers of Electronic & Electrical Industries.

10.56+	Severance Benefits Agreement, dated December 3, 2008, between Avago Technologies Limited and Patricia H. McCall.(7)

10.57+	Offer Letter Agreement, dated December 5, 2008, between Avago Technologies Limited and B.C. Ooi.(7)

10.58+	Employment Separation Agreement, dated April 7, 2009, between Avago Technologies Limited and Bian-Ee Tan.(8)

10.59+†	Deferred Compensation Plan.

10.60+†	Avago Performance Bonus Plan, effective November 1, 2008.

10.61+†	Form of Option Agreement Under Avago Technologies Limited 2009 Equity Incentive Award Plan.

10.62+†	Form of Amendment to the Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries.

10.63+†	Form of Employee Share Purchase Plan.

21.1†	List of Subsidiaries.

23.1†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of WongPartnership LLP (included in Exhibit 5.1 and Exhibit 8.2).

23.4	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

24.1†	Power of Attorney (see page II-9 of the original filing of this Form S-1).

24.2†	Power of Attorney (see page II-11 of Amendment No. 2 to this Form S-1).

Notes:

(1)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Registration Statement on Form F-4 (File No. 333-137664) filed on September 29, 2006 and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Registration Statement on Form F-4 (File No. 333-137664) filed on November 15, 2006 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Registration Statement on Form F-4 (File No. 333-137664) filed on January 8, 2007 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on February 6, 2007 and incorporated herein by reference.

(5)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Amendment No. 1 to Annual Report on Form 20-F/A (File No. 333-137664) filed on February 27, 2008 and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on July 16, 2008 and incorporated herein by reference.

(7)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on March 5, 2009 and incorporated herein by reference.

(8)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Current Report on Form 6-K (File No. 333-137664) filed on April 10, 2009 and incorporated herein by reference.

(9)	Previously filed as an exhibit to the Avago Technologies Finance Pte. Ltd. Amendment No. 1 to Annual Report on Form 20-F/A (File No. 333-137664) filed on June 16, 2009 and incorporated herein by reference.

+	Indicates a management contract or compensatory plan or arrangement.

†	Previously filed.

#	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Avago Technologies hereby undertakes to furnish supplementally copies of any omitted schedules upon request by the SEC.

^	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.